Exhibit 10.48

March 12, 2004

Mr. John Tatta

20 Bay Colony Point

Ft. Lauderdale, Florida 33308

Dear John,

Reference is hereby made to that certain Consulting Agreement dated January 27, 2001 by and between Cablevision Systems Corporation (“Cablevision”) and you (“the Consulting Agreement”).

Please acknowledge below your agreement to extend the Consulting Agreement for an additional three years on all of the same terms and conditions.  Please note, however, that in light of the new recently adopted New York Stock Exchange rules, Section 2 of the Consulting Agreement shall be considered modified such that, if you are elected to the Cablevision Board of Directors, Cablevision shall not be required to appoint you to, or as Chair of, any specific Committees of the Board.

We continue to appreciate your ongoing service to Cablevision as both a director and valuable consultant of the company.

Sincerely,

/s/ James L. Dolan
James L. Dolan
President, Chief Executive Officer

ACKNOWLEDGED AND AGREED:

/s/ John Tatta
John Tatta